Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100718) of United Technologies Corporation of our report dated October 15, 2002 relating to the financial statements of the Hamilton Sundstrand de Puerto Rico Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
October 22, 2002